Subscription Agreement

This Subscription Agreement is entered into by and between Park City Group, Inc. (“PCG”) and F&D Partners, Inc. (“Client”) as of the 1st day of April, 2012 (the “Effective Date”).

PCG and Client acknowledge that, since the Effective Date, PCG has engaged in the business relationship contemplated by and documented by the terms of this Agreement and for and in consideration of the mutual agreements and terms and conditions contained herein, PCG and Client hereby agree as follows:

Term:  This term of this Agreement shall be three (3) years commencing on the Effective Date.  Following the initial term, this Agreement shall automatically renew for one year terms.

Description of Service Offered

Subscription Service and Software Tool

Service that addresses food and drug safety throughout the respective supply chains by providing end-to-end forward or backward chaining (“Subscribed Software”).  Service includes, but not limited to, access to the software, on-going maintenance and service, hosting and scalability.

Training & Consulting	PCG will train Client and its customers on the solution limited to the services outlined above and governed by the Management and Operating Agreement between PCG and Client.
Professional Services - Connection

PCG will setup and configure the necessary data exchanges and formats between the Client’s customers and PCG to enable the services outlined above and governed by the Management and Operating Agreement between PCG and Client.

Fee Summary

Annual Subscription	$1,200,000 plus 10% of Client revenue in excess of $12,000,000

Invoicing Terms:  PCG shall invoice Client for the initial Term of the subscription services as an upfront, prepayment.  This invoice is due within one hundred twenty (120) days from the invoice date.  Unless stated otherwise, all other invoices are due within thirty (30) days of invoice date, unless there is a good faith dispute regarding a breach of the parties’ obligations under this Agreement.  Within forty-five (45) days of the close of each fiscal quarter during each fiscal year of the initial Term or any subsequent term of this Agreement PCG will calculate Client’s revenue-based invoice and invoice Client for any amount owed.

Termination.  Either party shall have the right to terminate this Agreement in the event the other party breaches its obligations hereunder and fails to cure such breach within thirty (30) days of the date on which written notice of such breach is delivered to the breaching party.

Professional Services Travel and Travel Expenses: PCG’s travel and travel related expenses are not included in the Annual Subscription Fee above for Connection or Training and Consulting.  Reasonable travel and living expenses are billed in addition to professional services, consulting and training fees. These expenses are billed as incurred and are based on itemized actual expenses.

Choice of Law:  This Agreement shall be interpreted under the laws of the State of Utah without regard to conflict of law principles.

Independent Contractor:  PCG is acting as an independent contractor hereunder and shall not be deemed to be engaged in a joint venture, partnership, agency relationship, or similar arrangement for purposes of this Agreement. Each party is responsible for the conduct of its own personnel.

Representations and Warranties:  PCG represents and warrants to Client that:  (i) PCG will operate its business and perform its obligations hereunder in accordance with all applicable federal, state and local laws, ordinances, executive orders and regulations; (ii) all materials (other than Client or its customer supplied materials) do not, and none of PCG’s products or services will, infringe any patent, trademark, trade secret, copyright, design or any other proprietary right of third parties; and (iii) PCG has the full right, power and capacity to perform its obligations under this Agreement, and in connection with the performance of its obligations under this Agreement, has obtained all authorizations required from third parties.

Limitation of Liability:  PCG hereby agrees that the obligations contained herein are the sole and singular obligations of Client and as such PCG agrees that it will hold harmless all agents, shareholders, employees, directors, officers, parents, subsidiaries, affiliates, successors, and assigns (collectively the “Releasees”) for any and all obligations, including the payment of the Annual Subscription Fee, set forth in this Agreement (the “Obligations”), and shall indemnify the Releasees for any losses or expenses which relate to or arise out of the Obligations.

Indemnification:  Each party to this Agreement (the "Indemnifying Party") shall indemnify, defend and hold harmless the other party and its officers, directors, employees and representatives against any and all third party claims, actions, lawsuits, proceedings, damages, losses and expenses (including interest, penalties, judgments, costs of preparation and investigation, and reasonable attorneys' fees) suffered, sustained, incurred or that they may become subject in connection with, arising out of or due to:  (a) any representations or warranties made by the Indemnifying Party, its employees, agents, affiliates or third-party contractors regarding the products or services provided under this Agreement; (b) any damage or loss, by whomsoever suffered, resulting or claimed to result in whole or in part from any act or omission of the Indemnifying Party, its agents, employees and subcontractors; or (c) the non-fulfillment of any covenant, agreement or other obligation of the Indemnifying Party under this Agreement.

Confidentiality: Any information of a proprietary or confidential nature disclosed by a party concerning any aspect of its business, finances, or operations, including, without limitation, any data disclosed in connection with this Subscription (“Confidential Information”), shall be the sole and exclusive property of the disclosing party.  Each party agrees not to disclose any Confidential Information of the disclosing party to any third party except as required in the performance of this Agreement or as permitted in writing by the disclosing party.  Each party agrees not to use the Confidential Information of the other party for any purpose other than performing this Agreement.

Limitation of Liability: NEITHER PARTY WILL BE LIABLE TO THE OTHER PARTY OR ANY THIRD PARTY FOR ANY INCIDENTAL, SPECIAL, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, DAMAGES FOR LOSS OF PROFITS, GOODWILL, USE, DATA OR OTHER INTANGIBLE LOSSES, AND INCLUDING DAMAGES RESULTING FROM: (i) THE USE OR INABILITY TO USE THE SERVICE, INCLUDING ERRORS, INTERRUPTIONS OR DELAYS; (ii) ANY

OTHER MATTER RELATING TO THE SERVICE NOT ARISING FROM NEGLIGENCE OR MISCONDUCT BY A PARTY. NOTWITHSTANDING THE FOREGOING, UNDER NO CIRCUMSTANCE WILL EITHER PARTY’S LIABILITY  EXCEED, IN THE AGGREGATE, A SUM EQUAL TO THE AMOUNT OF THE ANNUAL SUBSCRIPTION FEE PAYABLE IN RESPECT OF THE YEAR IN WHICH A CLAIM OCCURSFEES..

Assignment:  Client shall have the right to assign this Agreement and all of the obligations contained herein to any present or future affiliate, subsidiary, or parent corporation of Client, or pursuant to a corporate plan of merger, reorganization, or consolidation, without securing the consent of PCG and may grant to any such assignee all of the rights and privileges Client enjoys under this Agreement.  Provided such assignee accepts the assignment and assumes the obligations contained herein, and does so in writing, with a copy of such assignment and assumption delivered to PCG, Client shall be released from its duties and obligations contained in this Agreement and PCG shall look solely to the assignee for performance under this Agreement.

Escrow:  PCG shall maintain on deposit with a nationally recognized Escrow Company, Source Code, Documentation, and machine readable copies of current versions of the Subscribed Software. Upon Client’s request, PCG shall provide a copy of the escrow agreement and, subject to PCG’s then-current fees, shall cause Client to be named as a beneficiary of such escrow agreement. The terms and conditions of the software escrow agreement shall govern PCG’s obligations to deliver, and Client’s rights to use the Subscribed Software.  The escrow agreement will include terms for, but not limited to, the Client receiving full release and rights to the source code, documentation, and machine-readable copies in the event (i) PCG enters insolvency, receivership or bankruptcy proceedings, (ii) upon PCG making an assignment for the benefit of creditors, (iii) upon PCG’s dissolution or ceasing to do business, or (iv) PCG elects to discontinue the subscription service other than pursuant to a termination of this Agreement for cause.  Escrow fees are payable by Client.

In Witness whereof, the parties have executed this Agreement on the ___ day of May, 2012.

Park City Group, Inc.	F&D Partners, Inc.
By: /s/ David Colbert________________	By: Rich McKeown_________________
Its: Chief Financial Officer___________	Its: Incorporator____________________
Date: May 18, 2012________________	Date: May 18, 2012_________________

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